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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                April 14, 1999
                Date of Report (Date of earliest event reported)


                         Global TeleSystems Group, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                       0-23717                94-3068423
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


                  1751 Pinnacle Drive
                North Tower, 12th Floor
                   McLean, VA  22102                      22102
       (Address of principal executive offices)         (Zip Code)


                                 (703) 918-4500
              (Registrant's telephone number, including area code)
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Item 5.          Other Events

        On April 14, 1999, we announced our agreement to buy 52 percent of the shares of Omnicom, a French corporation, for euro 194.6 million (approximately $210 million). The total consideration is to be paid 50% in cash (approximately $103,000,000) and 50% in GTS shares. The 1,850,497 GTS shares will be unregistered and are therefore subject to transfer restrictions, unless transferred in compliance with, or pursuant to an exemption from the Securities Act of 1933 (the "Securities Act"). Certain of the Omnicom majority shareholders have agreed to the following:

        o to place a total of approximately 20% of the GTS shares acquired in escrow until the later of June 30, 2000 and thirty days after the filing of our Form 10-K for year end December 31, 1999; and

        o not to transfer a total of approximately 30% of the GTS Shares acquired until six months after the date of acquisition.

We have completed our acquisition of these shares.

        As required by French law and regulation, we have filed with the Conseil des Marches Financiers and are proceeding with an offer to purchase the remaining minority shares and the convertible bonds of Omnicom. Our board and the board of Omnicom have approved the agreement and endorse the pending offer to the remaining minority shareholders and convertible bond holders. We have not made this offer to Omnicom securityholders in the United States, mailed or distributed the offer to purchase in the United States or accepted any Omnicom securityholders' acceptances mailed to us from the United States.

        Omnicom is one of the country's first telecommunications providers to successfully challenge France Telecom's network. Omnicom is the second operator to connect with France Telecom and also holds a national network operator's license for France. Excluding France Telecom, Omnicom is the leading provider of telecommunications services for small and medium-sized businesses in France. Omnicom markets its services through both a direct sales force and sales agents throughout France. Omnicom's other service offerings include the sale and distribution of pre-paid cards to outlets in France and the offering of telecommunications services to residential customers.

        We believe that Omnicom's business is complementary with ours and benefits will result from combining the two companies.

        On April 19, 1999, we filed a prospectus supplement to our previously filed shelf registration statement for an underwritten public offering of 6,227,921 shares of our common stock (including 812,337 shares exercised pursuant to the underwriters over-allotment option) owned by two holders, Apax Funds Nominees Limited and Warburg, Pincus Ventures, L.P. (the "Selling Stockholders"). The shelf registration statement was declared effective by the Securities and Exchange Commission Act ("SEC") on April 19, 1999. The Selling Stockholders received all of the net proceeds from this offering.

        On April 19, 1999, we offered, pursuant to exemptions from registration under the Securities Act, US$500,000,000 of depositary shares (including US$65,000,000 of depositary shares exercised pursuant to the underwriters over-allotment option) (the "Shares"), each representing 1/100 of a share of 7 1/4% cumulative convertible preferred stock (the "Preferred Stock"). Each Share has a liquidation preference of $50 per share. Holders of the Shares are entitled to quarterly cash payments of $.90625 per Share commencing on June 15, 1999. We have agreed to register with the SEC the Shares and the common stock issuable upon conversion of the Preferred Stock. We realized net proceeds, after underwriting discounts and commissions, of $485,000,000 and intend to use such proceeds for general corporate purposes, including business development.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c.)  Exhibits

Designation       Description of Exhibit
-----------       ----------------------
    4.1         Registration Rights Agreement dated as of April 23, 1999 by and among Global TeleSystems Group, Inc., and Merrill Lynch,
                Pierce, Fenner & Smith Incorporated, Donaldson Lufkin &
                Jenrette Securities Corporation, Bear, Stearns & Co. Inc., BT
                Alex. Brown Incorporated and Lehman Brothers Inc.

   10.1 Purchase Agreement dated as of April 19, 1999 by and among Global TeleSystems Group, Inc., and Apax Funds Nominees Limited and Warburg, Pincus Ventures, L.P. and Merrill Lynch & Co.,
                Merrill Lynch, Pierce, Fenner &  Smith Incorporated, Donaldson,
                Lufkin & Jenrette Securities Corporation, Bear,  Stearns & Co.
                Inc., Dresdner Kleinwort Benson North American LLC, BT Alex.
                Brown Incorporated, Lehman Brothers Inc., Prudential Securities
                Incorporated, ING Baring Furman Selz LLC, BancBoston Robertson
                Stephens Inc., CIBC  Oppenheimer Corp., ABN Amro Incorporated,
                Arnhold and S. Bleichroeder, Inc. and Credit Suisse First
                Boston Corporation.

   10.2 Purchase Agreement dated as of April 19, 1999 by and among Global TeleSystems Group, Inc. and Merrill Lynch & Co.,
                Merrill Lynch, Pierce, Fenner  & Smith Incorporated, Donaldson,
                Lufkin & Jenrette Securities Corporation,  Bear, Stearns & Co.,
                Inc., BT Alex. Brown Incorporated and Lehman Brothers Inc.

   10.3         Agreement for the transfer of Omnicom Shares dated as of April
                14, 1999 by and among Alain Nicolazzi, Florent
                Martenne-Duplan, Philippe Ait Yahia and various other Omnicom shareholders and Esprit Telecom Holdings, Limited and Global
                TeleSystems Group, Inc.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Global TeleSystems Group, Inc.
                                        (Registrant)



Date:  April 28, 1999                   /s/ Alan Krenek
                                        Vice President -
                                        Corporate Accounting

                                EXHIBIT INDEX


Designation                  Description of Exhibit
-----------                  ----------------------

    4.1 Registration Rights Agreement dated as of April 23, 1999 by and among Global TeleSystems Group, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., BT Alex. Brown Incorporated and Lehman Brothers Inc.

   10.1 Purchase Agreement dated as of April 19, 1999 by and among Global TeleSystems Group, Inc., and Apax Funds Nominees Limited and Warburg, Pincus Ventures, L.P. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., Dresdner Kleinwort Benson North American LLC, BT Alex. Brown Incorporated, Lehman Brothers Inc., Prudential Securities Incorporated, ING Baring Furman Selz LLC, BancBoston Robertson Stephens Inc., CIBC Oppenheimer Corp., ABN Amro Incorporated, Arnhold and S. Bleichroeder, Inc. and Credit Suisse First Boston Corporation.

   10.2 Purchase Agreement dated as of April 19, 1999 by and among Global TeleSystems Group, Inc. and Merrill Lynch & Co.,
                Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co., Inc., BT Alex. Brown Incorporated, Lehman Brothers Inc.

   10.3 Agreement for the transfer of Omnicom Shares dated as of April 14, 1999 by and among Alain Nicolazzi, Florent
                Martenne-Duplan, Philippe Ait Yahia and various other Omnicom shareholders and Esprit Telecom Holdings, Limited and Global TeleSystems Group, Inc.